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                                                                   Exhibit 10.26


                               December 15, 2000



Todd Hinders



Dear Todd,

     On behalf of Loudeye Technologies, Inc., a Delaware corporation (the "Company"), I am pleased to offer you the position of Vice President of Sales of
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the Company.  Speaking for myself, as well as the other members of the Company's management team, we are all very impressed with your credentials and we look forward to your future success in this position.

     The terms of your new position with the Company are as set forth below:

          1.   Position.
          -------------

               a.   You will become the Vice President of North American Sales
               --
                    of the Company, working out of the Company's office in Seattle, Washington . You will report to the Company's CEO.

               b.   You agree to the best of your ability and experience that
               --
                    you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you pursuant to the express and implicit terms hereof, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.
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          2.   Start Date.  Subject to fulfillment of any conditions imposed by
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               this letter agreement, you will commence this new position with the Company on December 11, 2000.

          3.   Proof of Right to Work.  For purposes of federal immigration law,
          ---------------------------
               you will be required to provide to the Company documentary evidence of you identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

          4.   Compensation.
          -----------------

               a.   Base Salary.  You will be paid a monthly salary of
                    -------------
                    $10,833.33, which is equivalent to $130,000.00 on an annualized basis. Your salary will be payable in two equal payments per month pursuant to the Company's regular payroll policy (or in the same manner as other employees of the Company).

               b.   Annual Review.  Your base salary will be reviewed in March
               ------------------
                    as part of the Company's normal salary review process.

               c.   Bonus.  You will receive a commission bonus of approximately
                    -----
                    $25,000.00 per quarter ($100,000.00 annually), the structure of which to be determined by you and the Company's CEO.

          5.   Stock Options.  You will be eligible to participate in any stock
               -------------
               option or other incentive programs available to officers or employees of the Company. Your initial grant amount will be a total of 200,000 Nonqualified Stock Options, with 100,000 shares with a grant date of November 21, 2000, and the remaining 100,000 shares will be granted in January, 2001. Each of these options shall have a ten-year term and shall be exercisable at the rate of 12.5% of the shares quarterly on each three month anniversary of the Vesting Commencement Date, (which shall be November 21,
               2000), for so long as you remain an employee of or consultant to the Company. If the Company experiences a change in control and effective upon the closing of the change of control, the vesting and exercisability of these options will accelerate with respect to 50% of the total number of shares originally subject to these options. The amount of vesting acceleration in the preceding sentence is in addition to any vesting acceleration that applies to the options under the terms of the Company's stock plan, provided that except as set forth in the following sentence, the maximum number of shares that may be accelerated shall not exceed 50% of the total number of shares originally subject to the options. In addition, if you are terminated without Cause or you resign for Good Reason within twelve months after a change in control, vesting will accelerate with respect to 100% of the shares underlying these options.
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               "Cause" for termination of your employment shall exist if you
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               willfully fail to substantially perform your duties and
               responsibilities to the Company, have repeated unexplained or unjustified absences from the Company, commit any act of fraud, embezzlement, dishonesty or other willful misconduct that causes or would likely cause material injury to the Company, use or disclose without authorization any proprietary information or trade secrets of the Company (or other parties to whom you owe an obligation of confidentiality as a result of your relationship with the Company), or willfully breach your obligations under any agreement with the Company including the Confidentiality Agreement (see para. 6 below).

               You will be considered to resign for "Good Reason" if you resign
                                                     -----------
               your employment with the Company within 30 days following a material reduction in your job responsibilities, duties or title (provided that neither a change in title nor reassignment following a change of control to a position substantially similar to the position you held prior to the change of control constitutes such a reduction), without your approval the Company requires you to change your place of work to a location more than 35 miles from your work place prior the change of control, or a material reduction in your then-current base salary (provided that an across the board reduction in salaries of all other similarly-placed employees by the same percentage as part of a general salary reduction does not constitute such a salary reduction).

               For purposes of the preceding two paragraphs, the term "Company" shall be interpreted to include affiliates and successors to the Company, if appropriate.



          5.   Benefits.
          -------------

               a.   Insurance Benefits.  The Company will provide you with
               -----------------------
                    standard medical and optional dental and vision insurance benefits. You will be eligible to purchase coverage for your dependents under the Company's medical, dental, and vision insurance program. The Company will subsidize 100%
                    of these premiums. In addition, the Company currently indemnifies all officers and directors to the maximum extent permitted by law, and you will be requested to enter into the Company's standard form of Indemnification Agreement giving you such protection. Pursuant to the Indemnification Agreement, the Company will agree to advance any expenses for which indemnification is available to the extent allowed by applicable law.
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               6.   Proprietary Information and Inventions Agreement.  Your
                    ------------------------------------------------
                    acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Proprietary Information and Inventions Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality
                                                                 ---------------
                    Agreement"), prior to or on your Start Date.
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               7.   Confidentiality of Terms.  You agree to follow the Company's
               -----------------------------
                    strict policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person;
                    provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

               8.   Severance Agreement. If your employment is terminated by the
               ------------------------
                    Company or its successor for any reason other than cause, as determined by the Company's Board of Directors, you will be entitled to receive continuation of your base salary and reimbursement of your insurance benefit expenses for six months following the date of termination of your employment.

               9.   At-Will Employment. Notwithstanding the Company's obligation
                    ------------------
                    described in Section 8 above, your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.
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     We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Inventions Agreement. This letter, together with the Proprietary Information and Inventions Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

                                                Very truly yours,

                                                LOUDEYE TECHNOLOGIES

                                                /s/ Tiffany Baird

                                                Tiffany Baird
                                                Minister of the People



ACCEPTED AND AGREED:

Todd Hinders


/s/ Todd Hinders
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Signature

2/26/01
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Date

Enclosure:  Proprietary Information and Inventions Agreement